EXHIBIT 10-48


















                 NEW YORK STATE ELECTRIC & GAS CORPORATION

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                Amended and Restated Effective May 1, 1998
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                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     1. Establishment of the Plan and Effective Date. New York State Electric & Gas Corporation (hereinafter called the "Corporation") has established a Supplemental Executive Retirement Plan (hereinafter called the "Plan"). The Corporation is the Plan Sponsor.
     Energy East Corporation (hereinafter called "EEC") is the common parent of an "affiliated group", within the meaning of
Section 1504 of the Internal Revenue Code of 1986, as amended (hereinafter that affiliated group is called the "EEC Group"). The Corporation is one of the members of the EEC Group (hereinafter members of the EEC Group individually are called a "Member" and collectively are called "Members").
     The purpose of the Plan is to increase retirement benefits for the salaried employees of those Members that elect to participate beyond those currently provided for in the Corporation's tax qualified Retirement Benefit Plan for Employees (hereinafter those Members that elect to participate are called "Participating Members"). The Plan is effective as of September 7, 1984 and will continue in effect unless terminated or modified by the Corporation.
     2.  Plan Administrator.  The Plan Administrator is the
Corporation.
     3. Provisions Applicable to All Salaried Employees Concerning Pension Benefits. All employees of Participating Members, other than ones included in a unit of employees covered by a collective bargaining agreement, shall receive the amount of benefits specified under the Corporation's tax qualified Retirement Benefit Plan for Employees (i) without regard to any limitations imposed on these pension benefits by any provision of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, whether now existing or as may hereafter be adopted and (ii) by including as "Basic Compensation" for purposes of said plan any amounts of the salaried employee's compensation that would constitute "Basic Compensation" under said plan but for the salaried employee's election to defer such
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amount pursuant to any Participating Member's Deferred
Compensation Plan for Salaried Employees (hereinafter called a "Deferred Compensation Plan"). Payment of this benefit shall be made in the same form as elected by the salaried employee under the Corporation's tax qualified Retirement Benefit Plan for Employees. The benefit payable pursuant to this Paragraph 3 shall be calculated by subtracting the sum of (i) the benefit payable under the Corporation's tax qualified Retirement Benefit Plan for Employees and (ii) any benefit payable pursuant to
Section 7 of a Deferred Compensation Agreement executed pursuant to a Deferred Compensation Plan in order to defer part of the salaried employee's compensation (other than awards pursuant to the Corporation's Annual Executive Incentive Plan, its predecessor plan, the Annual Executive Incentive Compensation Plan or any incentive plan of a Participating Member) from the benefit described in the first sentence of this Paragraph 3.
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     4.  Provisions Applicable to Certain Key Persons Concerning
Pension Benefits.
     A. Determination of Benefit. In addition to the benefits provided pursuant to Paragraph 3 hereof, all Key Persons who retire from the EEC Group either voluntarily or by reason of a disability at age 60 (or age 55 in the case of a Participant in the Corporation's tax qualified Retirement Benefit Plan for Employees who is described in Section 2 of Article XI of said plan as in effect on June 30, 1997) or later shall be entitled to receive a total retirement benefit equivalent to the percentage of the average of such Key Person's highest three years of earnings within the last ten years of employment with a Participating Member that is determined as follows: (i) the percentage benefit shall be 45% for each Key Person who has ten years of service; (ii) the percentage amount shall be increased by one percentage point per year for each additional full year of Service up to a maximum of 75% for forty or more years of service. For the purpose of determining the earnings of a Key Person who is a participant in the Corporation's Annual Executive Incentive Plan or Long Term Executive Incentive Share Plan (or their respective predecessor plans, the Annual Executive Incentive Compensation Plan and the Performance Share Plan, or any incentive plan of a Participating Member), there shall be excluded any amounts received pursuant to such plans. Additionally, upon and after a Change in Control (as defined in Paragraph 7 hereof), all Key Persons whose employment is terminated from the EEC Group at age 55 or later for any reason other than death or Cause (as defined in Paragraph 7 hereof) shall be entitled to receive the retirement benefit described in this Paragraph 4A, as well as any benefits provided pursuant to the terms of Paragraph 3 hereof. For purposes of the benefits payable pursuant to the immediately preceding sentence, the benefit calculated under Paragraph 4A hereof shall be determined by applying the same reduction in benefits for commencement prior to age 60 as is applied upon early retirement under the Corporation's tax qualified Retirement Benefit Plan for Employees.
          From the amount determined in accordance with the provisions of this paragraph there shall be subtracted
     (i) any amounts received by the Key Person pursuant to Paragraph 3 hereof or from the Corporation's tax qualified Retirement Benefit Plan for Employees (prior
     to reduction for the survivor's benefit or ten year
     certain benefit) and (ii) any social security benefits
     which the Key Person is eligible or expected to become eligible to receive as determined by the Plan
     Administrator.  If after the subtraction there remains
     a positive amount, that amount shall be paid by the Corporation as an additional benefit to the Key Person in accordance with the terms of this Plan.
          For purposes of making the subtraction set forth
     in the immediately preceding paragraph, if (i) a Key
     Person retires at or after age 60 (or age 55 in the
     case of a Participant in the Corporation's tax
     qualified Retirement Benefit Plan for Employees who is described in Section 2 of Article XI of said plan as in effect on June 30, 1997) and prior to age 62, or (ii) a
     Key Person's employment is terminated, upon and after a Change in Control (as defined in Paragraph 7 hereof), for any reason other than death or Cause (as defined in Paragraph 7 hereof) at or after age 55 and prior to age
     62, the amount of social security benefits subtracted
     will be the amount of estimated social security
     benefits that the Plan Administrator estimates that the
     Key Person would have received if he had retired at age
     62.
          B.  Survivor's Benefit.  One-half of any amount
     being paid to a key person pursuant to Paragraph 4A
     hereof after retirement will be paid to the surviving
     spouse of the Key Person during the spouse's lifetime
     upon the death of the Key Person after retirement.  If
     a Key Person dies prior to retirement and such Key
     Person would have been entitled to payments pursuant to Paragraph 4A hereof if, at the time of his death, he had retired rather than died, his spouse shall be paid during her lifetime the amount specified in the next sentence of this Paragraph 4B. Said amount shall be determined by applying the first sentence of this
     Paragraph 4B as if the Key Person had retired on the
     date of his death, rather than dying on such date, and survived long enough to receive the first payment due to him pursuant to Paragraph 4A hereof.
          C. Payment of Benefit. Benefits payable under Paragraph 4A of this Plan shall be payable monthly to the Key Person.
          All benefits payable pursuant to Paragraphs 4A and
     4B of this Plan will cease upon the death of the
     surviving spouse of the Key Person or, if there is no surviving spouse, upon the death of the Key Person. No rights shall accrue under this paragraph to (i) the estate of the Key Person, (ii) any beneficiary of the
     Key Person other than a surviving spouse or (iii) the
     estate of the surviving spouse.
          Except as specifically provided in the last two sentences of the first paragraph of Paragraph 4A hereof or in the second and third sentences of Paragraph 4B
     hereof, no benefits will be paid to the Key Person or
     any surviving spouse pursuant to this plan if the Key
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     Person dies prior to retirement from the EEC Group or the
     employment of the Key Person is terminated by the Member that employs the Key Person and such termination is not in connection with the Key Person becoming an Employee of another Member.
          D.  Definition of Key Person.  For purposes of
     this Plan, the term "Key Person" means a person who has
     at least 10 years of service and either (i) who, for at least 5 years, either had been an officer of a
     Participating Member or had a salary grade level of at
     least 18, or (ii) who was, on December 31, 1990, a
     member of the Executive Staff of the Corporation and
     who first became a member of the Executive Staff of the Corporation at least 5 years prior to his retirement.
     5. Other Provisions. The Corporation reserves the right to terminate or modify the Plan in whole or in part at any time by action of the Board of Directors of the Corporation. Any such
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termination or modification shall not affect rights previously accrued. Participation in the Plan shall not be deemed to be an employment contract. A participant's rights and benefits under the Plan may not be assigned, pledged, or encumbered by the participant, his estate or beneficiary. The Plan Administrator will make such decisions, rules and regulations as are necessary to administer the Plan and interpret the provisions of the Plan.
     6. Funding. There will be no funding of any amounts to be paid pursuant to this Plan; provided, however, that the Corporation, in its discretion, may establish a trust to pay such amounts, which trust shall be subject to the claims of the Corporation's creditors in the event of the Corporation's bankruptcy or insolvency; and provided, further, that the Corporation shall remain responsible for the payment of any such amounts which are not so paid by any such trust.
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     7.  Definitions of Cause and Change in Control.
     "Cause" for termination from the EEC Group of a Key Person's employment (for purposes of this Plan), after any Change in Control, shall mean (i) the willful and continued failure by the Key Person to substantially perform the Key Person's duties with the Member that employs the Key Person (other than any such failure resulting from the Key Person's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Key Person by the Board of Directors of that Member, which demand specifically identifies the manner in which the Board of Directors of that Member believes that the Key Person has not substantially performed the Key Person's duties, or (ii) the willful engaging by the Key Person in conduct which is demonstrably and materially injurious to any Member, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Key Person's part shall be deemed "willful" unless done, or omitted to be done, by the Key Person not in good faith and without reasonable belief that the Key Person's act, or failure to act, was in the best interest of the EEC Group.
     A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
          (i)  any Person (as defined in this Paragraph 7) is or
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     becomes the Beneficial Owner (as defined in this Paragraph
     7), directly or indirectly, of securities of EEC (not including in the securities beneficially owned by such Person any securities acquired directly from EEC or its affiliates) representing 25% or more of the combined voting power of the EEC's then outstanding securities; or
          (ii) during any period of two consecutive years (not including any period prior to May 1, 1998), individuals who at the beginning of such period constitute the Board of Directors of EEC and any new director (other than a director designated by a Person who has entered into an agreement with EEC to effect a transaction described in paragraph (i),
     (iii) or (iv) of this Change in Control definition or a director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitations of proxies or consents by or on behalf of a Person other than the Board of Directors of EEC) whose election by the Board of Directors of EEC or nomination for election by EEC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
          (iii) the shareholders of EEC approve a merger or consolidation of EEC with any other corporation, other than
     (x) a merger or consolidation which would result in the voting securities of EEC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of EEC or a subsidiary of EEC, at least 75% of the combined voting power of the voting securities of EEC or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of EEC (or similar transaction) in which no Person acquires more than 50% of the combined voting power of EEC's then outstanding securities; or
          (iv) the shareholders of EEC approve a plan of complete liquidation of EEC or an agreement for the sale or disposition by EEC of all or substantially all EEC's assets.
          For purposes of the definition of Change in Control in
     this Paragraph 7:
               "Beneficial Owner" shall have the meaning
          defined in Rule 13d-3 under the Exchange Act.
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               "Exchange Act" shall mean the Securities
          Exchange Act of 1934, as amended from time to
          time.
               "Person" shall have the meaning given in
          Section 3(a)(9) of the Exchange Act, as modified
          and used in Sections 13(d) and 14(d) thereof;
          however, a Person shall not include (i) EEC or any
          of its subsidiaries, (ii) a trustee or other
          fiduciary holding securities under any employee
          benefit plan of EEC or any of its subsidiaries,
          (iii) an underwriter temporarily holding
          securities pursuant to an offering of such
          securities, or (iv) a corporation owned, directly
          or indirectly, by the stockholders of EEC in
          substantially the same proportions as their
          ownership of stock of EEC.
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     IN WITNESS WHEREOF OF THE ADOPTION OF THIS AMENDED AND
RESTATED PLAN, NYSEG has set its hand and seal to this amended and restated plan as of the 1st day of May, 1998.

                                   NEW YORK STATE ELECTRIC & GAS
                                   CORPORATION


                                   By___________________________
                                     Title:



Attest _____________________
       D.W. Farley
       Vice President and
         Secretary
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STATE OF NEW YORK   )
                    )ss:
COUNTY OF TOMPKINS  )


     I, _________________ a Notary Public in and for the aforesaid jurisdiction, do hereby certify that _________________, who is personally known to me to be the person who executed the foregoing amended and restated NYSEG Supplemental Executive Retirement Plan, personally appeared before me in the aforesaid jurisdiction, and as _________________________ of New York State & Electric & Gas Corporation and by virtue of the power and authority vested in him, acknowledged the same to be the act and deed of New York State Electric & Gas Corporation and he executed the same as such.

     Given under my hand and seal this ____ day of ______, 1998.


                                        _______________________
                                           Notary Public